TWENTY-EIGHTH (formerly, HARRIS WESTERN The TRUST Dated Kansas SUPPLEMENTAL as RESOURCES, July AND Trustee Power TO 1, SAVINGS and 1992 Light INC. Company) INDENTURE BANK Exhibit 4.40

. . .

Sec. Sec. Sec. Sec. Sec. General Grant Exceptions Habendum Granting Recitals Parties 5. 4. 3. 2. 1. in such. Note: Covenant Trust Clause and It The is Execution Form Form Form Form Denominations General Reservations Twenty-Sixth of Series Twenty-Sixth included DESCRIPTION Table exchange of of of of of and Trustee’s Trustee’s Bonds Bonds description Only Contents and Twenty-Seventh Series for Series Form of of of AND purposes Twenty-Seventh OF Certificate is Certificate the Bonds not of and of TABLE and TWENTY-SEVENTH Twenty-Sixth BONDS Bonds Temporary part Twenty-Seventh Twenty-Seventh of of of the Series convenience. ARTICLE of this OF OF Twenty-Sixth —I— the Supplemental Series and Bonds CONTENTS THE Series privilege I. TWENTY-SIXTH Series of Series the SERIES. Indenture and SERIES should not be considered PAGE 15 13 11 9 7 7 6 5 6 5 as 5 3 1 I

PAG

ARTICLE II.

ISSUE OF BONDS OF THE TWENTY-SIXTH SERIES AND TWENTY-SEVENTH SERIES.

Sec. 1.	Limitations as to principal amount	15
Sec. 2.	Execution and Delivery of Bonds of the Twenty-Sixth Series and Twenty-Seventh Series	16

ARTICLE III.

REDEMPTION.

Sec. 1.	Bonds of the Twenty-Sixth Series are not redeemable prior to maturity	16
Sec. 2.	Bonds of the Twenty-Seventh Series are redeemable at any time or from time to time on or after July 1, 2002	16
Sec. 3.	Notice of Redemption	16

ARTICLE IV.

ADDITIONAL COVENANTS.

Sec. 1.	Title to mortgaged property	16
Sec. 2.	To retire certain portions of Bonds upon release of all or substantially all of the gas properties	17
Sec. 3.	To retire certain portions of Bonds upon release of all or substantially all of the electric properties	18

-ii-

PAGE

ARTICLE V.

AMENDMENTS OF RATIO OF BONDS ISSUABLE TO PROPERTY ADDITIONS AND OF CERTAIN OTHER RATIOS. AMENDMENT OF NET EARNINGS TEST. USE OF FACSIMILE SIGNATURES. RESERVATION OF RIGHT TO AMEND ARTICLE XV.

Sec. 1.	So long as Bonds of the Twenty-Sixth Series and Twenty-Seventh Series remain outstanding:	
	Bonds issuable on basis only of 60% of net bondable value of property additions not subject to an unfunded prior lien	18
	Amendment of definition of net bondable value of property additions not subject to an unfunded prior lien	18
	Monies deposited with Trustee under Section 5(a) of Article III of the Original Indenture may not be withdrawn in an amount in excess of 60% of net bondable value of property additions not subject to an unfunded prior lien, notwithstanding provisions of Section 3(a) of Article VIII of the Original Indenture	19
	Amendment of definition of net bondable value of property additions subject to an unfunded prior lien	19
	Amendment of covenants in Sections 14 and 16 of Article IV and Section 1 of Article XII of the Original Indenture with respect to acquistion of property subject to an unfunded prior lien	19
	Net earnings test--definition of net earnings available for interest, depreciation and property retirement and minimum charge for depreciation	19
	Amendment of Articles III, IV and XII of the Original Indenture	21
Sec. 2.	Facsimile Signatures	21
Sec. 3.	Reservation of Right by Company to Amend Article XV of Original Indenture so as to substitute 60% for 80% whenever it appears	22
Sec. 4.	Reservation of Right by Company to Amend Article XV of Original Indenture to add a Section 9	22

-iii-

PAG

ARTICLE VI.

MISCELLANEOUS PROVISIONS.

Sec. 1.	Acceptance of Trust	23
Sec. 2.	Responsibility and Duty of Trust	23
Sec. 3.	Parties to include successors and assigns	23
Sec. 4.	Benefits restricted to parties and to holders of Bonds and coupons	24
Sec. 5.	Execution in counterparts	24
Sec. 6.	Titles of Articles not part of the Twenty-Eighth Supplemental Indenture	24

TESTIMONIUM 25

SIGNATURES AND SEALS 25

ACKNOWLEDGMENTS 27

APPENDIX A

DESCRIPTION OF PROPERTIES A-1

-iv-

Sineenth Fifteenth Fourteenth Thirteenth Twelfth Eleventh Tenth Ninth Eighth Seventh Fifth Second Fourth Supplemental Called Indenture Hereinafter Supplemental outstanding provided there five twenty-seven thereunder; issuable Mortgage Indenture”), called mailing hereinafter State Indenture Savings Nineteen Kansas Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Supplemental provided Supplemental Supplemental Supplemental Supplemental Supplemental Supplemental Supplemental of is Supplemental Supplemental Supplemental the WHEREAS, WHEREAS, Supplemental TWENTY-EIGHTH Supplemental Power Bank, address in Kansas set Hundred for Indenture series, and “Trustee”), mentioned, at and forth to Supplemental for the July a and Deed provide (hereinafter corporation is the and below 111 issuance the and the Light 1, issuance to 1992. of as West Ninety-Two Company party Company for June declare April May February September April September October May December December October July April Date Trust, information Trustee Company, Indentures and 1, 1, of organized 1, called 1, Monroe 1, 1, 1, thereunder SUPPLEMENTAL of 1976 1977 1939 1952 1977 1969 1949 1, 1, 1, Bonds, the dated the to 1, 1, 1, 1954 1, 1949 1975 under has 1951 1949 1970 the has 1961 secure made terms a second Street, corporation with supplemental heretofore “Company”), July and heretofore and the of by and an existing respect series part; and 1, P.O. Mortgage the issue conditions 8-1/8% 1939 5.90% 8-5/8% 8-5/8% 8-3/4% 4-3/4% 7-5/8% 3-1/8% 3-1/4% 3-1/4% 2-3/4% 2-3/4% Control Due 2-7/8% 3-112% ga’e Due Provided Series Due Due First Due Due Due Due Due Due Due Due Due between of Box principal INDENTURE, organized executed 2007 2006 2005 under Bonds 2000 of 1999 1991 to 1984 1982 Mort- 1981 1984 1979 1979 1969 party to executed Pollution the Series of (hereinafter Series Series Series Series Series Series Series Series Series Series Series Series Series First 755, said such For and Company’s upon Western of the Original Chicago, Mortgage Deed amount Supplemental the and and laws which and first existing delivered Resources, referred dated of of Indenture, delivered First part, the Illinois of the Trust 30,000,000 $26,500,000 32,000,000 Amount 45,000,000 Issued Principal 35,000,000 20,000,000 Bonds 19,000,000 13,000,000 32,500,000 10,000,000 8,000,000 4,750,000 5,250,000 6,500,000 Bonds Bonds the State Mortgage under and Indentures to dated to 60690 First Inc., of Harris as to of of the are the which the which Illinois the July formerly the day (hereinafter to Bonds, Trustee laws Company, Trust be “Original None 30,000,000 None 31,500,000 None None None None 45,000,000 35,000,000 None None as 20,000,000 Amount Principal $19.UXXJ Trustee 1, twenty- of remain _______ issued whose of 1939, have July, and The and the its

Supplemental fulfilled, hereof thereto, determined Company, Sixth under Article Twenty-Seventh Twenty-Siith reserved supplement Twenty-Fifth Twenty-Fourth execution provides and Twenty-First Twenty-Third Twenty-Second additional Twentieth Nineteenth Eighteenth Seventeenth Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture Indenture and “First Series” the for WHEREAS, WHEREAS, WHEREAS, III WHEREAS, Supplemental and and Supplemental Supplemental that to Supplemental Supplemental Supplemental of Supplemental Original Supplemental Mortgage bonds the of of Supplemental Supplemental to the Supplemental pursuant it and an the the Indenture certain the purposes make, under appropriate Original “Bonds execution in Original the Bonds the all the Indenture substitution Bonds, execute to the Company terms conditions Company Company of herein appropriate a Indenture March July February October April January March of February November May February provisions valid, Indenture, the and supplemental and 8Y 2 % any 1, 1, and to 1, Twenty-Seventh 1986 12, 1, provided; 1980 delivery 1982 in 1, 15, for binding be 15, 1987 1, 1, provisions, particular is 1992 1, 1979 and desires deliver the Series 1983 1978 1988 1990 and 1981 designated entitled refundable resolutions of as exercise requirements to hereof the amended; and and Due to by indenture; provide series the at Original as legal this -2- 2022” Series,” of “First have this Bonds, of determined 8-7/8% 9.35% 7.46% 8-1/4% 8-5/8% 9-5/8% 8-1/4% 8-3/4% 15% 6-3/4% Trustee 16.95% Series Due Due Due Due Due Control Due Due Due Due Control Due Control Due the its Twenty-Eighth instrument may and for Series time 2000 2017 2013 1998 2009 2008 2007 1996 1983 1992 1988 been (hereinafter Demand Series powers and Board Mortgage necessary Series Series Series Indenture Pollution Pollution Series Pollution Series respectively); the Series Series Series upon be a to in supplemental creation expressed of by have all compliance and have Directors, the Bonds, respects to and authority called authenticated Supplemental been of make Board and indentures in two 370,000,000 75,000,000 75,000,000 60,000,000 50,000,000 60,000,000 58,500,000 25,000,000 45,000,0(X) 45,000,000 7¼% 35,000,000 “Bonds the indenture duly with done, has and this new conferred of Original duly Series authorized; the Directors provided performed series Twenty-Eighth of and supplemental Indenture provisions resolved the in Due Indenture upon delivered the of Twenty- 370JXX)JXXJ 75,000,000 50,000,000 60,000,000 75,000,000 58,500,000 35,000,000 None 45,000,000 by None None of bonds 1999” form and and and the the to of

-3-

Now, Therefore, This Indenture Witnesseth: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the "Indenture") according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto Harris Trust and Savings Bank, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

FIRST.

All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the property described in Appendix A hereto under the caption "First," which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

-4-

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Also, subject to the provisions of Article XII of the Original Indenture, all property, real, personal or mixed (except as therein or herein expressly excepted or limited) of every nature and kind and wheresoever located now possessed by or belonging to the Company, or to which it is now in any matter entitled at law or in equity, owned by The Gas Service Company (hereinafter "GSC") on July 1, 1985 immediately prior to the merger of GSC with and into the Company, such property (the "GSC Properties") being (a) identified and referenced, and described, in Appendix B to the Twenty-Third Supplemental Indenture and in Appendix B hereto, if any, (b) deemed to include (i) all betterments, extensions, improvements, additions, repairs, renewals replacements, substitutions and alterations to, upon, for and of the GSC Properties and all property (including rights, franchises, licenses, easements, leases and contracts) held or acquired for use or used upon or in connection with or appertaining to the GSC Properties or any part thereof; (ii) all property made the basis of the authentication of bonds, the withdrawal of cash or the release of property from the lien of the GSC Mortgage (as defined below), and all property acquired or constructed with the proceeds of any insurance on any part of the GSC Properties released from the lien of this Indenture or taken by exercise of the power of eminent domain; and (iii) all property acquired in pursuance of the covenants contained in the GSC Mortgage to maintain and preserve and keep the GSC Properties in good repair, working order and condition, or in pursuance of some other covenant or agreement therein contained in the GSC Mortgage or to be kept or performed by the Company heretofore or hereafter occurring, and (c) expressly subject to the prior lien and rights created and established by the September 1, 1949 Indenture of Mortgage and Deed of Trust between GSC and The Chase National Bank of the City of New York and Commerce Trust Company as Trustees and the thirteen Supplemental Indentures dated June 1, 1951, July 1, 1954, July 1, 1958, July 1, 1961, May 1, 1963, June 1, 1965, October 1, 1967, August 1, 1969, July 1, 1971, July 1, 1975, December 1, 1977, September 1, 1982 and July 1, 1985 supplemental thereto (collectively the "GSC Mortgage") all of which are, for the purpose of describing and identifying the GSC Properties, fully incorporated herein by reference thereto.

SIXTH.

issued hereto IV series purpose any Bonds indentures for Indenture or prior instruments certain hereinabove easements agreements, defined Indenture, existing successors and from property products belonging and reversion other of the of conveyed in the the by lien said under and for AND IN FURTHER equal SUBJECT, To equity, of EXPRESSLY Together in of leases existing reason and and Original lien TRUST, to Article the supplemental and the for and Bonds or coupons and HAVE to issue IT covenants, respectively described the the profits and existing in franchises of streets, Description benefit property by Is which assigns reversions, rights other of Indenture or any the contrary permitted SUBJECT, AND HOWEVER, and NEVERTHELESS, HEREBY I the with proportionate Indenture. EXCEFflNG priority of otherwise issued Original thereof, wise To alleys, the coupons liens the of created than Company and forevei; exceptions all thereto, hereinbefore and under Hou those Original Company notwithstanding. appertaining HOWEVER, COVENANTED, of and in to upon as remainder liens and leases highways, eveiy to and Bonds Indenture. the ANT) undetermined howsoever, follows: of and to all who and the including as as singular, rights-of-way benefit any time all upon be EXCLUDING, said Indenture; and which part defined established aforesaid, now shall of by the exceptions issued particular insofar described rights-of-way of properties, and reservations the the to virtue and estate, ARTICLE and has DECLARED issue, hold this by except the the Twenty-Sixth terms remainders, in thereunder, parcel liens or as and their security Twenty-Eighth HOWEVER, of aforesaid for -5- Article or the right, tenements, sale series by the and may and as which and and any intended transmission real, Bonds thereof. the I. expressed terms and GSC otherwise or AND reservations hereafter title, subject over extensions charges, trusts of I personal negotiation of GSC railroad the or property tolls, Series all AGREED, all Properties and are interest the the any so hereditaments properties in Company present Supplemental also or Mortgage, rents, provided Original Bonds to coupons, if subordinate the or acquire of and and purposes provided thereof, any, be, or distribution to hereinabove them, and by Original thereof, mixed, only Twenty-Seventh and any revenues, all incidental and unto and of claim acquired in Indenture; in or the without the and part are any future over, coupons in and between Section Indenture, the mortgaged, and any or Indenture, to character the terms, whatsoever, concerned, subject provision thereof, line by to upon the Trustee issues, of referred to holders deeds the appurtenances preference reason the construction of them, purposes, 2 lien the conditions, and properties to of any Series. aforesaid set excepted or with and pledged income, existing parties Article and of of of of across to forth, to to, other at other the the the the the the law the be of its as to

-6-

SECTION 1. The twenty-sixth and twenty-seventh series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be Bonds of the Twenty-Sixth and Twenty-Seventh Series. The Bonds of the Twenty-Sixth and Twenty-Seventh Series shall be designated as "First Mortgage Bonds, 7¼% Series Due 1999" and "First Mortgage Bonds, 8½% Series Due 2022," respectively, of the Company. The Bonds of the Twenty-Sixth and Twenty-Seventh Series shall be executed, authenticated and delivered in accordance with provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as amended, and subject to all the terms, conditions and covenants of this Supplemental Indenture.

Bonds of the Twenty-Sixth and Twenty-Seventh Series shall mature July 1, 1999 and July 1, 2022, respectively, and shall bear interest at the rate of seven and one-quarter percent (7¼%) per annum and eight and one-half percent (8½%) per annum, respectively, payable semiannually on the first days of January and July in each year, commencing January 1, 1993. Every Bond of the Twenty-Sixth or Twenty-Seventh Series shall be dated the date of authentication except that, notwithstanding the provisions of Section 6 of Article II of the Original Indenture, if any Bond of the Twenty-Sixth and Twenty-Seventh Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, *provided, however*, that if at the time of authentication of any Bond of the Twenty-Sixth and Twenty-Seventh Series interest shall be in default on any Bonds of the Twenty-Sixth and Twenty-Seventh Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the Twenty-Sixth and Twenty-Seventh Series or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the Twenty-Sixth and Twenty-Seventh Series shall bear interest from the January 1 or July 1 next preceding the date thereof, unless such Bond shall be dated prior to January 1, 1993, in which case it shall bear interest from July 14, 1992.

The person in whose name any Bond of the Twenty-Sixth and Twenty-Seventh Series is registered at the close of business on any record date with regard to any interest payment shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange thereof subsequent to such record date and prior to the day following such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any semiannual interest payment date shall mean the close of business on the tenth day next preceding such interest payment date, or, if such tenth day is not a business day, the business day next preceding such tenth day. The Bonds of the Twenty-Sixth and Twenty-Seventh Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New

name interest such interest name of interest the interest the Bond sum corporation in at promises No. State or respect denominations Series numbered registered York, holder such the like governmental payment first of tenth this at this of time coin provided principal Wismiu payment payment at from SECTiON payable SECflON the thereto, may days Kansas to Bond Bond such day, bonds of consecutively rate or pay of as July of be payment the currency is defined unless holder’s and on to of date, that date, January 3. shall is shall 2. (hereinafter RESOURCES, without registered charge 14, interchanged principal seven registered any in (Incorporated at 1992 be or in (FORM be the the The The is FIRST the in Dollars January registered which from if imposed discharged substantially and and coupons legal from same Company such the will Bonds option on hereof, Bonds OF one-quarter MORTGAGE July INc., at the called case WESTERN tender Indenture the be FACE RI tenth in aggregate 1 for the in of first of payable), any of in or date address. a upwards. such under until of as OF connection the shall the “the close corporation each the each day July for in DUE coin the day provided or BOND of denominations defaulted Twenty-Sixth the the Company BOND, is public percent hereinafter the Company,” payment default principal registered 1 year, of RESOURCES, Twenty-Sixth of JULY or other not until Company’s following as OF laws business Bonds January currency .7- a aforesaid ThE with 7¼% and commencing in 1, business maturity, organized (7Y4%) in interest within of the of interest 1999 amounts, TWENTY-SIXTH private the such assigns, of the referred such which SERIES Series, forms, or Indenture on of of obligation the payment per State and will July $1,000 day, interchange. the a shall the defaulted INC. or, may and debts, Twenty-Sixth term without respective annum, on respectively: DUE and January be United Twenty-Seventh the next if to), tenth of be be existing the the and paid hereinafter the Kansas) of SERIES] business with shall paid 1999 and paid for preceding first interest. Company the of day payable charge, Trustee’s States to 1, value to to respect any by include Series under interest the day 1993 next pay the and $__________ check day multiples of except person mentioned. semiannually, of received, person Principal interest the preceding (on Twenty-Seventh to shall America next Certificate the Series July, any in due mailed the date which laws preceding authorized for default in successor in of payment 1999 on thereon shall of hereby whose of whose any $1,000, of which to such such date The and with this the the on the tax in be mentioned 1992. Attest: Dated: affixed its President, provisions supplemental Savings Indenture, of premium, Borough interest Chicago, name This and The IN This may Bank, of by if Wrn’ss manually Mortgage shall shall attested Bond Illinois, any, provisions Secretary Manhattan, Bond be its thereto, the for paid have and Chairman is shall WHEREOF, all Trustee one or or, by interest and by signed purposes or by of its at check of not The Deed become this facsimile, the Secretary the of be under the on, City option Bond WESThRN IFORM mailed Bonds, the of entitled have this form Trust valid of Board, the and or are Bond of OF New the to of of an the TRUSTEE’S Indenture, or of its RESOURCES, to continued the certificate the same Assistant are July York, President obligatory corporate any holder holder series payable effect 1, benefit provided CERT1FICATEJ 1939 hereof, designated on By______________________________ Hius or endorsed By___________________________ at WESmIU’4 Secretary, Authorized INC. Chairman President as seal and for such at the a and under though the successor has any (or at Chief reverse that TRUST Supplemental holder’s agency the hereon. caused a RESOURCES, purpose, herein, the manually and facsimile Officer of at fully agency Executive Indenture the the hereof, trustee Chief of registered set this described the Board, option SAVINGS until of or forth thereof) Bond Trustee, Indenture Executive Company INC. and the by thereto Officer Harris or of at facsimile. Company address. such to in any this the to be the or under in of Trust Officer continued be indenture Company place. signed within the July a hereto in Vice City and the the 1, in .

mentioned 1992. This Mortgage Bond is one and of Deed the IFORM Bonds, of Trust OF of TRUSTEE’S of the July series -9- 1, CERTIRCATEI 1939 designated By_______ HARRIS Authorized and TRUST Supplemental herein, Officer ANt) described SAVINGS Trustee, indenture B, in the of within- July 1,

-10-

[FORM OF REVERSE OF BOND OF THE TWENTY-SIXTH SERIES]

WESTERN RESOURCES, INC.

FIRST MORTGAGE BOND, 7¼% SERIES DUE 1999

DUE JULY 1, 1999
(CONTINUED)

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated July 1, 1992 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 7¼% Series Due 1999" (herein called "Bonds of the Twenty-Sixth Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of Bonds created after June 1, 1975, including Bonds of the Twenty-Sixth Series, to provide that the Indenture may be modified or altered with the consent of the holders of 60% in aggregate principal amount of the Bonds and if less than all series of Bonds are affected with the consent also of the holders of 60% in aggregate principal amount of the Bonds of each series so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has also reserved the right to make certain amendments to the Indenture, without any consent or other action by

-11-

holders of the Bonds of this series, to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, all as more fully provided in the Indenture.

The Bonds of the Twenty-Sixth Series are not redeemable prior to maturity.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange hereof; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

SECTION 4. The Bonds of the Twenty-Seventh Series, and the Trustee's Certificate with respect thereto, shall be substantially in the following forms, respectively:

provisions Indenture, supplemental Savings of New to of Bond July default of defaulted not January as the until or of of sum corporation 1992 promises State No. the the business payment provided currency payment eight a redemption 1 of York, the will are business of as holder holder The This in WESThRN Bank, and Company’s and aforesaid Kansas be payable to interest shall the shall provided Dollars on provisions of from is in July Bond pay payable), as hereof, one-half at thereto, legal payment such the the day, the for defined have such date, to in the (hereinafter at RESouRcES, shall Indenture will shall tenth all each in Trustee tender the defaulted the obligation (FORM that (Incorporated first at holder’s signed or, any purposes or until percent of be be FIRST of business the agency not in year, day become this if day at paid paid coin the for OF the agency the maturity, be the under the next hereinafter of commencing MORTGAGE FACE registered interest. Bond INC., public called interest with to WESTERN to (8½%) of Indenture or Company entitled have January option form day the the preceding the valid currency OF of the under a respect are and next the person the person or, Company corporation of the BOND DUE due per of Principal Indenture, or or to continued certificate or address. mentioned. if same private BOND, “Company,” Company shall preceding hereinafter the the January obligatory registered any this annum, July to on RESOURCES, of JULY OF such in in 42- the laws Company the THE such effect whose whose default benefit Bond in next 8Y2% debts, of interest 1, payment organized the United on of TWENTY-SEVENTH 1, or endorsed payable 2022 in interest and such preceding as The 1993 assigns, shall for City the name name the referred which SERIES the a in under and though interest premium, successor any payment State the tenth interest States reverse of Borough (on of be INC. to this this semiannually, payment and Chicago, hereon. term such payment on DUE purpose, duly the which pay the to), of fully day, Bond Bond may of existing the Indenture payable Kansas) principal hereof, date date, called interest if 2022 shall trustee America of for SERIESI set unless date first any, be date, is Illinois, is Manhattan, of until of value forth or registered registered include paid under for interest day the and this and on on thereon $___________ if thereto the in shall Harris or which redemption, such at any principal by of received, which the or, Bond interest such Company the any this July, be any check at from January first The tenth on at at in discharged laws under Trust continued the at indenture place. case successor the 2022 like the the on, July the days hereof, City mailed option hereby day of close shall such date until time and coin 1 rate this the the the 14 of or of. is .

mentioned 1992. Attest: Dated: affixed its President, name This and IN by WnNiss manually Mortgage attested Bond Secretary its Chairman is WHEREOF, one or by and by its of Deed facsimile, Secretary the of WESTERN IFORM the Bonds, of Trust Board, and or OF of an TRUSTEE’S of its RESOURCES, the Assistant July President corporate series -13- 1, CERTIFICATE] 1939 designated By____________ I-Liuus By___________________________ Secretary, WJEs1FIu Authorized INC. President Chairman seal and and has (or Chief TRUST Supplemental caused a RESOURCES, manually herein, and facsimile of Officer Executive the Chief this described Board, SAVINGS or thereof) Bond Indenture Trustee, Executive INC. by Officer facsimile. to BANK, in to be the or be of Officer signed within- a July hereto Vice 1, in

-14-

[FORM OF REVERSE OF BOND OF THE TWENTY-SEVENTH SERIES]

WESTERN RESOURCES, INC.

FIRST MORTGAGE BOND, 8½% SERIES DUE 2022

DUE JULY 1, 2022
(CONTINUED)

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated July 1, 1992 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 8½% Series Due 2022" (herein called "Bonds of the Twenty-Seventh Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 80% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 80% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of Bonds created after June 1, 1975, including Bonds of the Twenty-Seventh Series, to provide that the Indenture may be modified or altered with the consent of the holders of 60% in aggregate principal amount of the Bonds and if less than all series of Bonds are affected with the consent also of the holders of 60% in aggregate principal amount of the Bonds of each series so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has also reserved the right to make certain amendments to the Indenture, without any consent or other action by

-14(a)-

holders of the Bonds of this series, to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, all as more fully provided in the Indenture.

The Bonds of the Twenty-Seventh Series are subject to redemption at any time or from time to time on and after July 1, 2002 at the option of the Company, and upon application of certain moneys included in the trust estate, either as a whole or in party by lot, upon payment of the Redemption Prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date, all subject to the conditions of, and as more fully set forth in, the Indenture.

If Redeemed During the Twelve-Month Period Beginning July 1,	Redemption Price Expressed as a Percentage of the Principal Amount of the Bonds	If Redeemed During the Twelve-Month Period Beginning July 1,	Redemption Price Expressed as a Percentage of the Principal Amount of the Bonds
2002	103.73%	2008	101.49%
2003	103.36	2009	101.12
2004	102.98	2010	100.75
2005	102.61	2011	100.37
2006	102.24	2012 and thereafter	100.00
2007	101.86		

Such redemption in every case shall be effected upon notice given by first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds, at their addresses as the same shall appear on the transfer register of the Company, all subject to the conditions of, and as more fully set forth in, the Indenture.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange hereof; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

-15-

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

SECTION 5. Until Bonds of the Twenty-Sixth and Twenty-Seventh Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the Twenty-Sixth and Twenty-Seventh Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE II.

Issue of Bonds of the Twenty-Sixth Series and Twenty-Seventh Series.

SECTION 1. The total principal amount of Bonds of the Twenty-Sixth and Twenty-Seventh Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

SECTION 2. Bonds of the Twenty-Sixth and Twenty-Seventh Series for the aggregate principal amount of One hundred twenty-five million Dollars ($125,000,000) and One hundred twenty-five million Dollars ($125,000,000), respectively, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III and Article XVIII of the Original Indenture, as amended.

-16-

ARTICLE III.

Redemption.

SECTION 1. The Bonds of the Twenty-Sixth Series are not redeemable prior to maturity.

SECTION 2. The Bonds of the Twenty-Seventh Series shall, subject to the provisions of Article V of the Original Indenture, be redeemable at any time or from time to time on and after July 1, 2002, at the option of the Board of Directors of the Company and pursuant to Section 8 of Article VIII of the Original Indenture either as a whole or in part, upon payment of the applicable percentage of the principal amount thereof set forth under the heading "Redemption Price" in the tabulation in the form of Bonds of the Twenty-Seventh Series set forth in Section 4 of Article I hereof, together, in each case, with accrued interest to the redemption date.

SECTION 3. Subject to the provisions of Article V of the Original Indenture, the Company shall cause notice of redemption to be given by first class mail, postage prepaid, at least thirty days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company.

ARTICLE IV.

Additional Covenants.

The Company hereby covenants, warrants and agrees:

SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the Twenty-Sixth and Twenty-Seventh Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture, the Twenty-Fifth Supplemental Indenture, the

-17-

Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture or this Supplemental Indenture.

SECTION 2. So long as any Bonds of the Twenty-Sixth and Twenty-Seventh Series are outstanding, in the event that all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the lesser of

(a) the fair value of the gas properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the gas properties so released pursuant to Section 5 of said Article VII, less the amount of moneys, deposited with the Trustee pursuant to Section 3(d), 4(d) and 5 of said Article VII on such release, withdrawn or reduced pursuant to Section 1 of Article VIII of the Original Indenture simultaneously with or within three months after such release; or

(b) the greater of

(1) Nine Million Dollars ($9,000,000) plus One Hundred Seventy-Five Thousand Dollars ($175,000) for each full year (disregarding any period less than a full year) beginning with July 1, 1949, and ending on the date of such release, less One Million Seven Hundred Thousand Dollars ($1,700,000), or

(2) One-half of the fair value of the gas properties so released, as stated in the engineer's certificate required by Section 3(b) of Article VII of the Original Indenture, and one-half of the proceeds of the gas properties so released pursuant to Section 5 of said Article VII.

Such retirement of Bonds shall be effected in either one or both of the following methods:

(aa) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

(bb) By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

SECTION 3. So long as any Bonds of the Twenty-Sixth and Twenty-Seventh Series are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from

-18-

time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

(a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

(b) By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

ARTICLE V.

Amendments of Ratio of Bonds Issuable to Property Additions and of Certain Other Ratios. Amendment of Net Earnings Test. Use of Facsimile Signatures. Reservation of Right to Amend Article XV.

SECTION 1. So long as any of the Bonds of the Twenty-Sixth or Twenty-Seventh Series shall remain outstanding:

(1) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

For the purposes of Subsections (e) and (f) of the definition of "net bondable value of property additions not subject to an unfunded prior lien," contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(2) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to Section 5(a) of Article III of the

-19-

Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII, shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

(3) For the purposes of clauses (c) and (d) of the definition of "net bondable value of property additions subject to an unfunded prior lien," contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(4) Subsection (a) of Section 14, clauses (1) and (2) of Subsection (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words "sixty percent (60%)" for "seventy percent (70%)" where they appear in said provisions of the Original Indenture.

(5) The definition of the term "net earnings available for interest, depreciation and property retirement", as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

(a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

(b) From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

(c) The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the "net earnings of the Company available for interest", provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income, (ii) net earnings from mortgaged property other than property of the character of property additions, and (iii) net earnings from property not subject to the lien of this Indenture.

-20-

(d) No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

(e) In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(f) In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer's certificate required by said Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

The term "minimum charge for depreciation" as used herein shall mean an amount equal to (a) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

The terms "net earnings of property available for interest, depreciation and property retirement" and "net earnings of another corporation available for interest, depreciation and property retirement" as contained in Article I of the Original Indenture,

-21-

when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b), (c) and (d) hereof.

(6) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (5) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of bonds therein described.

SECTION 2. All of the Bonds of the Twenty-Sixth and Twenty-Seventh Series and of any series initially issued after the initial issuance of Bonds of the Twenty-Sixth and Twenty-Seventh Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, President and Chief Executive Officer or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

In case any of the officers who have signed or sealed any of the Bonds of the Twenty-Sixth and Twenty-Seventh Series or of any series intially issued after the initial issuance of Bonds of the Twenty-Sixth and Twenty-Seventh Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

SECTION 3. The Company reserves the right, subject to appropriate corporate action, but without consent or other action by holders of bonds of any series created after June 1, 1975, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article XV thereof so as to substitute "sixty percent (60%)" for "eighty percent (80%)" wherever appearing in said Article XV.

SECTION 4. The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of bonds of any series created after June 1,

-22-

1975, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article XV thereof by adding thereto a Section 9 to read as follows:

"SECTION 9. (A) Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per centum (60%) or more in principal amount of the bonds outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty per centum (60%) in principal amount of each series of bonds so to be affected and outstanding hereunder (at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article XV and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this Article XV.

(B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved by exhibiting the bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, or of any State or of any Territory, or (iv) any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

Each such certificate shall be dated and shall state, in effect, that, as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

(C) Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of Subsection (A) above

-23-

for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such action taken by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in Subsection (A) above in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the bonds."

ARTICLE VI.

Miscellaneous Provisions.

SECTION 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

SECTION 3. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

be the all deemed such same SECTION SECnON counterparts instrument. to be 6. 5. any executed part The This thereof. Titles Supplemental and of the delivered, several Indenture -24- each Articles may as an of be original, this executed Supplemental shall in several constitute Indenture counterparts, but shall one and and not

. .

Robert Stacy Executed, Secretary /errill, attested (CORPORATE Board, name corporate HARRIs Chairman its in WESTERN corporate the F. to J. presence President IN TRUST by be Knott sealed seal WiTNEss RESOURCES, of its mer hereunto fry/4- name the Secretary to AND of: and SEAL) be and Board, HEREOF, to SAVINGS attested delivered affixed, Chief be INC. or President hereunto an Executive Wisniu by and Bi.iic Assistant by its this Secretary affixed, party and instrument RESOURCES, Officer Secretary, Chief hereto and or By: Wnuu -25- or Executive Chief Executive an this to a of all INC., Assistant Vice be the instrument Financial as signed RESOURCES, party of second President Vice Officer the Secretary hereto and day President Officer part, to sealed or and and be INC. of a has for signed year the Vice its by and and caused corporate first its first President, and in Chairman part, above its its sealed behalf, has seal corporate written. and caused of by to and the be its its

(CORPORATE SEAL) HARRIS TRUST AND SAVINGS Bç As Trustee, By:________________________________ R.G. Mason Vice President ATmST. D.G. Donovan Assistant Secretary Executed, sealed and delivered by HARRIS TRUST AND SAVINGS BA.r.nC in the presence of: KEH RCH2D3ON . OSCHA .

officers the officers, and D.G. a Cour’rry STATE on the executed me incorporated Kitchen a CouNrY STATE Notary Notary same the existing execution to Donovan, OF BE OF the day be IN BE and OF Public to and OF ILLINOIS as KANSAS IT WImEss Public such within COOK and IT be under such SHAWNEE who REMEMBERED, and Richard of REMEMBERED, the within of year officers, the ission officers are within instrument Harris existing the act Notary WHEREOF, last same personally and laws and D. OITW’AL Public, above and Trust and T the for Terrill, deed under to of Muzc’uiz that that within of the ) ) be LYAPcJF 4 J the for who Expires State I ) ) ) SS: and written. writing, NOTARY of have SS: SEAL’ on known REGINA the County the State on the of of said are this Savings 7/12/93 instrument act this laws hereunto Western County personally of corporation. to and and and ______ o,-ôL of Illinois, rio me PURLIC Bank, such deed the State and -27- Resources, subscribed to of day State day persons be writing, of who known a aforesaid, State of corporation of said the ] July, of are July, aforesaid, same Kansas, corporation. to duly my and Inc., My personally My 1992, 1992, me personally name August such Commission acknowledged persons Commission a duly to who before Notary corporation before Notary persons and personally be . 4, known organized, are the came who t/,Z?ô affixed 1993 I. me, ‘blié me, personally DEGARMO Public same duly Expires Expires executed to the R.G. the the came duly my me acknowledged incorporated undersigned, execution persons undersigned, Mason official to rrq 1 ’— organized, Steven known be as such such and who seal of to L.

-28-

STATE OF KANSAS )
) SS:
COUNTY OF SHAWNEE )

BE IT REMEMBERED, that on this 8th day of July, 1992, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Steven L. Kitchen and Richard D. Terrill, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Steven L. Kitchen is Executive Vice President and Chief Financial Officer and that the said Richard D. Terrill is Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

REGINA I. DeGARMO
NOTARY PUBLIC
STATE OF KANSAS
MY APPOINTMENT EXPIRES 8/4/93

Regina I. DeGarmo
REGINA I. DEGARMO
Notary Public
My Commission Expires
August 4, 1993

A-1

APPENDIX A

to

TWENTY-EIGHTH SUPPLEMENTAL INDENTURE

Dated July 1, 1992

Western Resources, Inc.

to

Harris Trust and Savings Bank

DESCRIPTION OF PROPERTIES
LOCATED IN THE STATE OF KANSAS

FIRST

PARCELS OF REAL ESTATE

ATCHISON COUNTY

Electric Substation Site

One (1) acre in the Southeast corner of the following tract of real property consisting of seven and one-half (7½) acres, to wit: The Northwest Quarter (NW¼) of the South Thirty (S 30) acres of the Southwest Quarter of the Northeast Quarter (SW¼ NE¼) of Section Twelve (12), Township Six (6), Range Twenty (20) EXCEPT that part deeded to State of Kansas described as follows:

A tract of land in a one acre tract in the Southeast corner of the Northwest Quarter of the South 30 acres of the Southwest Quarter of the Northeast Quarter of Section 12, Township 6 South, Range 20 East of the 6th P.M., described as follows:

BEGINNING at the Southeast corner of said One Acre tract; thence North 89 degrees 18 minutes West along the South line to the West line of said tract; thence North 01 degree 47 minutes West, 50.0 feet along said West line; thence South 89 degrees 18 minutes East 25.3 feet; thence North 30 degrees 48 minutes East, to a point on the North Line 84.6 feet West of the Northeast corner of said tract; thence South 89 degrees 18 minutes East 84.6 feet along said North line to the East line of said tract; thence South 01 degree 47 minutes East, along the East line of said tract to the place of

A-2

beginning. The above contains 25,439 square feet, more or less, exclusive of the existing highway, and the Northwest Quarter of the South Thirty (S 30) acres of the Southwest Quarter (SW¼) of the Northeast Quarter (NE¼) of Section Twelve (12), Township Six (6), Range Twenty (20), consisting of seven and one-half acres, except one acre in the Southeast corner thereof, ALSO EXCEPT that part deeded to State of Kansas described as follows:

A tract of land in the Northwest Quarter of the South 30 acres of the Southwest Quarter of the Northeast Quarter of Section 12, Township 6 South, Range 20 East of the 6th P.M., described as follows:

BEGINNING at the Southwest corner of said tract; thence North 00 degrees 42 minutes East, 50.0 feet along the West line of said Quarter Section; thence South 89 degrees 18 minutes East, to a point on the West line of the One Acre tract in the Southeast corner of said Northwest Quarter of the South 30 Acres of the Southwest Quarter of the Northeast Quarter Section; thence South 01 degree 47 minutes East, 50.0 feet along said West line to the South line, to said Northwest Quarter of the South 30 Acres; thence North 89 degrees 18 minutes West along said South line to the place of beginning. The above contains 20,930 square feet, more or less.

ALSO EXCEPT

A tract of land in the Northwest Quarter of the South 30 Acres of the Southwest Quarter of the Northeast Quarter of Section 12, Township 6 South, Range 20 East of the 6th P.M., described as follows:

BEGINNING at the Northeast corner thereof; thence North 89 degrees 30 minutes West, 17.6 feet along the North line of said tract; thence South 03 degrees 34 minutes East, 164.6 feet; thence South 30 degrees 48 minutes West, to a point on the North line of the One Acre tract in the Southeast corner of said Northwest Quarter of the South 30 acres of the Southwest Quarter of the Northeast Quarter section; thence South 89 degrees 18 minutes East, 84.6 feet along said North line to the East line of said Northwest Quarter of said South 30 acres; thence North 01 degree 47 minutes West along said East line to the place of beginning. The above contains 8,081 square feet, more or less.

RILEY COUNTY

Electric Substation Site

Lots 2, 3, 4, 5 and 6, Block 11 of the City of Ogden, Riley County, Kansas LESS the southerly 5 feet of said lots.